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[LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated July 12, 1996, relating to the balance sheet of Thompson Book and Supply Company, which appear in the Current Report on Form 8-K, dated July 16, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.



/s/ Hamilton & Associates, Inc.

Hamilton & Associates, Inc.
January 8, 1997